Exhibit 10.10
AMENDMENT TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
This Amendment (this “Amendment”) to the Amended and Restated Investor Rights Agreement, dated as of August 4, 2020 (the “Agreement”), by and among (i) RACKSPACE TECHNOLOGY, INC., a Delaware corporation (the “Company”), (ii) DPH 123, LLC, a Delaware limited liability company, (iii) ACE INVESTMENT HOLDINGS, LLC, a Delaware limited liability company, (iv) AP VIII INCEPTION HOLDINGS, L.P., a Delaware limited partnership (“AP VIII Holdings,” and together with any other member of the Apollo Group to whom Company Group Equity Securities are Disposed or that otherwise owns or acquires record or beneficial ownership of Company Group Equity Securities (other than any Co-Invest HoldCo, except to the extent provided in Section 7.17 thereof), the “Sponsor Fund”), and (v), solely for purposes of Section 4.1 thereof, ABRY Partners VIII, L.P., a Delaware limited partnership, is made and entered into as of December 7, 2020, by an among the Company and the Sponsor Fund. Capitalized terms used in this Amendment and not otherwise defined in this Amendment shall have the meaning ascribed to them in the Agreement.
RECITALS
WHEREAS, pursuant to Section 7.3 of the Agreement, the Agreement may be amended in writing signed by the Company and the Sponsor Fund; and
WHEREAS, the Company and the Sponsor Fund wish to enter into this Amendment.
NOW, THEREFORE, the Agreement is hereby amended as follows:
1.    Amendment. Section 7.18(a) of the Agreement is hereby amended and restated in its entirety as follows:
“Notwithstanding anything to the contrary contained herein, the Sponsor Fund may assign its rights or obligations, in whole or in part, under this Agreement to any member of the Apollo Group. In the event that any additional member of the Apollo Group (other than any Co-Invest HoldCo) becomes an owner of Company Group Equity Securities, such Person shall, as a condition to acquiring such Company Group Equity Securities, become party to this Agreement and either (i) such Person shall enter into a customary joinder to this Agreement or (ii) this Agreement shall be amended and restated, in either case, to provide that such Person or a designee of such Person shall have the same rights and obligations of the Sponsor Fund hereunder to the extent of such Person’s ownership of Company Group Equity Securities.”

2.    General Provisions. Except as modified by this Amendment, all of the terms of the Agreement are hereby ratified and confirmed and shall remain in full force and effect. Nothing in this Amendment shall be construed to modify any provision of the Agreement other than as specifically set forth above. This Amendment shall be construed as one with the Agreement, and the Agreement shall, where the context requires, be read and construed so as to incorporate this Amendment. The terms and provisions of Sections 7.1 (Governing Law), 7.2 (Binding Effect), 7.3 (Amendment),

7.5 (Specific Performance), 7.6 (Counterparts), 7.7 (Severability), 7.9 (Submission to Jurisdiction), 7.10 (Waiver), 7.11 (Waiver of Jury Trial), 7.12 (Entire Agreement) and 7.15 (No Recourse) of the Agreement are hereby incorporated into this Amendment and shall apply mutatis mutandis.
[Remainder of page intentionally left blank; signature page follows]

This Amendment is executed by the Company and by the other parties hereto to be effective as of the date first above written.

COMPANY

RACKSPACE TECHNOLOGY, INC.

By:
Name: Stefanie Box
Title: Vice President, Deputy General Counsel & Assistant Corporate Secretary

SPONSOR FUND

AP VIII INCEPTION HOLDINGS, L.P.

By:	AP VIII Inception Holdings GP, LLC, its general partner

By:
Name: Laurie Medley
Title: Vice President

[Signature Page to Amendment to Investor Rights Agreement]